Project Arbor

Materials Prepared for Discussion

DRAFT | Confidential

Preliminary | Subject to Further Review and Evaluation June 2012

June 2012

Process Overview

Since beginning the process, Arbor and Qatalyst have held discussions with 14 parties:

– Strategics (6):

– Financial Sponsors (8):

In addition to the parties mentioned above, other strategic parties and financial sponsors reached out to Arbor and/or Qatalyst following the Bloomberg article on June 6th

– These parties are being qualified based on their specific interest and financial wherewithal, and guided towards working off of public information to deliver a more firm view on value before bringing them into the process declined to engage in the process

Nondisclosure agreements (“NDAs”) have been entered into with 9 parties:

– Strategics (1):

– Financial Sponsors (8):

Each of the above parties had a meeting with management and have conducted follow-up diligence. had a meeting with Arbor’s CEO on Monday, June 18th, that did not include confidential information; they have not yet been asked to sign an NDA

Written indications of interest have been received from 4 parties, all financial sponsors:

–

– delivered a verbal indication

The following parties continue to be engaged but have yet to submit an indication of interest:

– Strategics (3):

– Financial sponsors (3):

2 CONFIDENTIAL | DRAFT

Summary of Preliminary Proposals

Price ($) $40.00

$30.00 $20.00 $10.00

$0.00

$37.50 $36.00 $34.00 $32.00 $34.00 $34.00 $31.00 $31.00 $31.00 $30.00

Unaffected Price(1): $22.63

Equity Value(2)

($MM)

Premium to Unaffected(1)

CY12E Rev(3) CY12E EBITDA(3)

$1,654—$1,829 $1,654—$1,754 $1,504—$1,654 $1,504—$1,554 $1,454—$1,504

50%— 66% 50%—59% 37%— 50% 37%— 41% 33% — 37%

3.7x – 4.0x 3.7x – 3.9x 3.3x – 3.7x 3.3x – 3.4x 3.2x – 3.3x

10.5x – 11.5x 10.5x – 11.1x 9.5x – 10.5x 9.5x – 9.9x 9.2x – 9.5x

Unaffected price based on Arbor price of $22.63 as of June 5, 2012 (prior to Bloomberg leak).

Capitalization, common shares outstanding, options and RSUs based on Arbor Management as of June 8, 2012. Assumes treasury stock method treatment of options. Balance sheet items based on 10-Q for the period ended March 31, 2012. Adjusted for pending $100MM Archives.com acquisition.

Multiples based on consensus analyst estimates as of June 21, 2012.

Summary of Preliminary Proposals *(Continued)*

($MM, except per share amounts)

	Low	High	Low	High	Low	High	Low	High	Low	High
Bid	**$34.00**	**$37.50**	**$34.00**	**$36.00**	**$31.00**	**$34.00**	**$31.00**	**$32.00**	**$30.00**	**$31.00**
Initial Bid	$32.50	$35.00	$32.00 (Verbal)	$34.00						
Equity Value[(1)]	$1,654	$1,829	$1,654	$1,754	$1,504	$1,654	$1,504	$1,554	$1,454	$1,504

Leverage Assumption[(2)]	*5.75x – 6.25x available[(3)], but proposal assumes **5.5x** ($905 – $990MM available, but proposal assumes ~$870MM)*	***5.5x – 6.0x*** *($890 – $971MM)*	***5.75x*** *(Verbal) ($930MM)*	***5.5x – 6.0x*** *(Verbal) ($890 – $971MM)*	***5.5x – 6.0x*** *($890 – $971MM)*
Time Required	*3 – 4 weeks for diligence, 4 – 6 weeks for financing (but financing could be accelerated if necessary)*	*3 – 4 weeks for diligence*	*Could be in position to sign the week of July 16, 2012 (4 weeks)*	*6 weeks for diligence*	*NA*
Diligence	*Standard business and confirmatory diligence; commercial diligence (market sizing) has already been completed*	*Standard business and confirmatory diligence; commercial diligence (market sizing) not referenced as work to be completed*	*Standard business and confirmatory diligence; commercial diligence (market sizing) not referenced as work to be completed*	*Standard business and confirmatory diligence; commercial diligence (market sizing) needs to be completed*	*NA*
Advisors[(4)]					

(1) Capitalization, common shares outstanding, options and RSUs based on Arbor Management as of June 8, 2012. Assumes treasury stock method treatment of options. Balance sheet items based on 10-Q for the period ended March 31, 2012. Adjusted for pending $100MM Archives.com acquisition.

(2) Total leverage based on Management Case projected LTM EBITDA as of September 30, 2012, of $162MM, unless otherwise provided.

(3) highly confident letter provided for $630MM of borrowing under a $705MM senior secured credit facility and the issuance of $275 - $360MM of senior secured notes; leverage based on LTM EBITDA as of June 30, 2012.

(4) Lending advisors reflect only the lending sources contacted by each party prior to submitting their indications; each party would likely involve additional lenders going forward.

4

Qatalyst Partners

Arbor Trading Performance During Process

April 19, 2012 (April Board Meeting) to June 21, 2012

Price ($)

$40.00

$30.00

Indices indexed to Arbor’s

4/19/12 price

$20.00

$10.00

4/25/12:

Announced Q1 2012 Earnings and Archives.com acquisition

Price reaction: +5%

5/14/12: WDYTYA not renewed

Price reaction: (14%)

5/18/12: Received Proposal from

6/6/12: Bloomberg leak

Price reaction: +11%

6/18/12: proposal affirmation

6/20/12:

Volume (MM)

10.0

7.5

Arbor +12% eCommerce: +10%

5.0

Online Media: +4% Internet Leaders: (2%) NASDAQ: (5%)

Consumer Apps: (14%)

2.5

0.0

April 19 April 26 May 3 May 10 May 17 May 24 June 1  June 8 June 15

Source: Capital IQ. Based on closing prices. Period spans IPO of FB.

(1) Unaffected price based on Arbor price of $22.63 as of June 5, 2012 (prior to Bloomberg leak).

Selected Internet Leaders includes GOOG, AMZN, FB, EBAY, and PCLN. Selected eCommerce includes EXPE, VPRT, OPEN, and SFLY. Selected Consumer Applications includes LNKD, ZNGA, NFLX, and P.

Selected Online Media and Consumer Services includes IACI, WBMD, MWW, ACTV, ANGI, DHX, and DMD.

Arbor Trading Performance Since Leak

June 5, 2012 (Day Prior to Bloomberg Leak) to June 21, 2012

6/6/12: Bloomberg leak

Price reaction: +11%

6/18/12: proposal affirmation

6/20/12: Proposals from

Price ($)

$30.00

$28.00 $26.00 $24.00

Indices indexed to Arbor’s

6/5/12 price

$22.00

$20.00

Current price: $26.53

Volume (MM)

10.0

7.5

Arbor +17%

5.0

Online Media: +6% eCommerce: +6% Consumer Apps: +4% Internet Leaders: +3% NASDAQ: +3%

2.5

0.0

June 5 June 6 June 7 June 8 June 11 June 12 June 13  June 14 June 15 June 18 June 19 June 20 June 21

Unaffected price(1): $22.63

Source: Capital IQ. Based on closing prices.

(1) Unaffected price based on Arbor price of $22.63 as of June 5, 2012 (prior to Bloomberg leak).

Selected Internet Leaders includes GOOG, AMZN, FB, EBAY, and PCLN. Selected eCommerce includes EXPE, VPRT, OPEN, and SFLY. Selected Consumer Applications includes LNKD, ZNGA, NFLX, and P.

Selected Online Media and Consumer Services includes IACI, WBMD, MWW, ACTV, ANGI, DHX, and DMD.

Arbor Trading Performance Since IPO

Legend e = earnings a = acquisitions

November 5, 2009 (Arbor IPO) to June 21, 2012

Arbor Prices

Period Spot Average

Unaffected (1) $22.63 -

Current 26.53 -

Last 30 Days 26.43 24.12

LTM Average — 27.32

LTM High 44.70 -

LTM Low 20.95 -

11/12/10: Priced secondary offering at $26.00

5/11/11:

Priced secondary offering at $42.00

5/14/12: WDYTYA not renewed

Price reaction: (14%)

11/4/09:

Priced $100MM IPO at $13.50

Price reaction: +5%

Price ($

$50.00

$40.00 $30.00 $20.00 $10.00

$0.00

Current price: $26.53

Unaffected price(1): $22.63

Proposal Range $30.00—$37.50

Volume (MM)

15.0

10.0

5.0

6/6/12: Bloomberg leak

Price reaction: +11%

0.0

Nov-09 Jan-10 Mar-10 May-10 Jul-10 Sep-10 Nov-10 Jan-11 Mar-11 May-11 Jul-11 Sep-11 Nov-11 Jan-12 Mar-12 May-12

Source: Capital IQ. Based on closing prices. e/a e e a a a

(1) Unaffected price based on Arbor price of $22.63 as of June 5, 2012 (prior to Bloomberg leak).

(e) 4/28/11 released Q1 2011 results and announced $125MM share repurchase program, 7/28/11 released Q2 2011 results, 10/26/11 released Q3 results and announced $50MM share repurchase program, 1/5/12 announced 2012 guidance and 1.703MM subscribers at end of 2011, 2/15/12: released Q4 2011 results, 4/25/12 announced Q1 2012 earnings (a) 6/14/10 acquisition of Genline.se for SEK53MM, 8/6/10 acquisition of ProGenealogists, 9/23/10 announced acquisition of iArchives, 4/25/12 Archives.com acquisition

Illustrative Arbor Metrics At Various Prices

($MM, except per share amounts)

($MM, except per share amounts)

Illustrative Arbor Valuation Statistics

Illustrative Share Price: $26.53 $30.00 $31.00 $32.00 $33.00 $34.00 $35.00 $36.00 $37.00 $37.50 $38.00 $39.00 $40.00

Implied Transaction Premium Statistic

Premium to Price Prior to Bloomberg Leak $22.63 17% 33% 37% 41% 46% 50% 55% 59% 63% 66% 68% 72% 77%

Premium to Enterprise Value Prior to Bloomberg Leak $1,137 17% 32% 37% 41% 46% 50% 54% 59% 63% 65% 68% 72% 76%

Premium to Current Price $26.53 0% 13% 17% 21% 24% 28% 32% 36% 39% 41% 43% 47% 51%

Premium to Current Enterprise Value $1,332 0% 13% 17% 21% 24% 28% 32% 36% 39% 41% 43% 47% 51%

Premium to 30 Day Spot Price $26.43 0% 14% 17% 21% 25% 29% 32% 36% 40% 42% 44% 48% 51%

Premium to LTM High Share Price 44.70 (41%) (33%) (31%) (28%) (26%) (24%) (22%) (19%) (17%) (16%) (15%) (13%) (11%)

Premium to LTM Low Share Price 20.95 27% 43% 48% 53% 58% 62% 67% 72% 77% 79% 81% 86% 91%

Premium to LTM Average Share Price 27.32 (3%) 10% 13% 17% 21% 24% 28% 32% 35% 37% 39% 43% 46%

Premium to Price Prior to WDYTYA Announcement 26.16 1% 15% 19% 22% 26% 30% 34% 38% 41% 43% 45% 49% 53%

Implied Valuation & Multiples

Fully-Diluted Equity Value (1) $1,280 $1,454 $1,504 $1,554 $1,604 $1,654 $1,704 $1,754 $1,804 $1,829 $1,854 $1,905 $1,955

Fully-Diluted Enterprise Value (2) 1,332 1,506 1,556 1,606 1,656 1,706 1,756 1,806 1,856 1,881 1,906 1,957 2,007

Street Case

Revenue Multiples Statistic (3)

CY12E $466 2.9x 3.2x 3.3x 3.4x 3.6x 3.7x 3.8x 3.9x 4.0x 4.0x 4.1x 4.2x 4.3x

CY13E 530 2.5 2.8 2.9 3.0 3.1 3.2 3.3 3.4 3.5 3.5 3.6 3.7 3.8

Adjusted EBITDA Multiples

CY12E $163 8.2x 9.2x 9.5x 9.9x 10.2x 10.5x 10.8x 11.1x 11.4x 11.5x 11.7x 12.0x 12.3x

CY13E 188 7.1 8.0 8.3 8.5 8.8 9.1 9.3 9.6 9.8 10.0 10.1 10.4 10.6

Management Case

Revenue Multiples Statistic (4)

CY12E $479 2.8x 3.1x 3.2x 3.3x 3.5x 3.6x 3.7x 3.8x 3.9x 3.9x 4.0x 4.1x 4.2x

CY12E—Pro forma for Archives.com (5) 501 2.7 3.0 3.1 3.2 3.3 3.4 3.5 3.6 3.7 3.8 3.8 3.9 4.0

CY13E 592 2.3 2.5 2.6 2.7 2.8 2.9 3.0 3.1 3.1 3.2 3.2 3.3 3.4

Adjusted EBITDA Multiples

CY12E $171 7.8x 8.8x 9.1x 9.4x 9.7x 10.0x 10.2x 10.5x 10.8x 11.0x 11.1x 11.4x 11.7x

CY12E—Pro forma for Archives.com (5) 171 7.8 8.8 9.1 9.4 9.7 10.0 10.3 10.6 10.9 11.0 11.2 11.5 11.8

CY13E 210 6.4 7.2 7.4 7.7 7.9 8.1 8.4 8.6 8.9 9.0 9.1 9.3 9.6

Note: Current market prices as of June 21, 2012.

(1) Capitalization, common shares outstanding, options and RSUs based on Arbor Management as of June 8, 2012. Assumes treasury stock method treatment of options.

(2) Balance sheet items based on Form 10-Q for the period ended March 31, 2012. Adjusted for pending $100MM Archives.com acquisition.

(3) Arbor (Street Case) projections based on consensus analyst estimates as of June 21, 2012.

(4) Arbor (Management Case) projections based on Arbor Management as of May 2012.

(5) Assumes Archives.com 2012E full-year revenue and adjusted EBITDA contribution of $21MM and ($1MM), respectively.